Exhibit 10.14
AMENDMENT NO. 1
TO THE
VWR INTERNATIONAL, LLC RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2015)
WHEREAS, VWR International, LLC (the “Company”) maintains the VWR International, LLC Retirement Plan (the “Plan”) for the benefit of eligible employees of the Company and its participating affiliates; and
WHEREAS, the Plan was most recently amended and restated effective January 1, 2015; and
WHEREAS, pursuant to Section 11.1 of the Plan, the Company reserved the right to amend the Plan at any time, subject to certain inapplicable limitations; and
WHEREAS, the Benefit and Retirement Plan Committee of the Company desires to amend the Plan to reflect changes approved by the Board of Managers of the Company to (i) add lump sum distributions as an optional form of benefit, (ii) add a cash balance formula for eligible employees, subject to the completion of a year of service in the case of an eligible employee hired on or after January 1, 2017, (iii) provide for a one time cash balance contribution for 2016 to be credited to the accounts of eligible employees, and (iv) clarify the Plan provisions regarding required minimum distributions; and
NOW, THEREFORE, the Plan is hereby amended as follows effective as of December 31, 2016, except as otherwise provided below:
1.    Section 1.1 (“Accrued Benefit”) is amended to read as follows:
1.1    Accrued Benefit prior to December 31, 2016 means, on any date, a Participant’s benefit, if any, determined under the formula described in Section 4.1 as of the earlier of such date or the Participant’s Freeze Date. Effective December 31, 2016, Accrued Benefit means a Participant’s Frozen DB Benefit.
2.    A new definition (“Accrued DB/Cash Balance Benefit”) is added immediately after Section 1.1 to read as follows:
1.1(a)    Accrued DB/Cash Balance Benefit means, on any date, the sum of:
(a)    A Participant’s Frozen DB Benefit, if any, expressed as a monthly, single life annuity payable at the Participant’s Regular Retirement Date, and
(b)    A Participant’s Cash Balance Account as of any determination date, projected with Interest Credits to his or her Regular Retirement Date (or the current Cash Balance Account if the Participant has already reached his or her Regular Retirement Date) (with Interest Credits projected based on the

Interest Rate in effect as of the determination date), and converted into a monthly single life annuity based on the Applicable Interest Rate and the Applicable Mortality Table.
In the event a Participant has different Annuity Starting Dates with respect to the part of his or her Accrued DB/Cash Balance Benefit described in (a) and the part described in (b), the Participant’s Accrued DB/Cash Balance Benefit on the Annuity Starting Date associated with one such part shall be determined without regard to the portion of the Participant’s Accrued DB/Cash Balance Benefit associated with the other part; provided, however, that the Participant’s entire vested Accrued DB/Cash Balance Benefit shall be taken into account on his or her first Annuity Starting Date for purposes of Section 5.6 (regarding involuntary cash-outs and single-sum distributions).
3.    A new definition (“Frozen DB Benefit”) is added immediately after Section 1.21 to read as follows:
1.21(a)    Frozen DB Benefit means, on any date, a Participant’s benefit, if any, determined under the formula described in Section 4.1 as of the earlier of such date or the Participant’s Freeze Date.
4.    Section 1.29 (“Participant”) is amended to read as follows:
1.29    Participant means any Eligible Employee who qualifies for participation under Section 2 or Appendix K. A nonvested Participant shall cease to be a Participant on the date he or she Terminates. A vested Participant shall cease to be a Participant when his or her benefit payments are completed.
5.    Section 2.1 (“Eligibility for Participation”) is amended to read as follows:
No person shall become a Participant under the Plan on or after December 1, 2006, except as otherwise provided in an Appendix.
6.    Section 2.2 (“Reemployment after a Termination”) is amended to read as follows:
No person who is rehired on or after December 1, 2006, shall commence or resume participation in the Plan, except as otherwise provided in an Appendix. A Participant rehired on or after December 1, 2006, shall continue to accrue service for purposes of determining the Participant’s vested percentage under the Plan.
7.    The second paragraph of Section 3.1 (“Regular Retirement Date) is amended to read as follows:
A Participant who Terminates prior to his or her Regular Retirement Date with a vested Accrued Benefit (or a vested Accrued DB/Cash Balance Benefit if the Termination occurs after January 1, 2017) shall commence receiving his or her benefit at the Participant’s Regular Retirement Date, unless such Participant qualifies for and elects to receive benefits at or prior to his or her Early Retirement Date.
8.    Section 3.4(a)(i) (“Precedence”) is amended to read as follows effective January 1, 2016:
(i)    Precedence. The requirements of this Section 3.4 repeat the requirements set forth in section 401(a)(9) of the Code, including requirements which may not apply to the Plan because, for example, the Plan does not permit a particular form of distribution or does not permit deferral beyond a particular date. Any such requirements shall not be read as giving a Participant or Beneficiary the right to receive a benefit at any time or in any form not otherwise permitted under the Plan.
9.    Section 4.2 (“Regular Retirement Benefit”) is amended to read as follows:
If a Participant’s Termination occurs prior to December 31, 2016, the Participant’s monthly Regular Retirement Benefit shall equal his or her vested Frozen DB Benefit, Actuarially adjusted for the form of payment and any prior distributions.
If a Participant’s Termination occurs on or after December 31, 2016, the Participant’s monthly Regular Retirement Benefit shall equal his or her vested Frozen DB Benefit, if any, Actuarially adjusted for the form of payment and any prior distributions, plus the Participant’s Cash Balance Benefit, if any, Actuarially adjusted for the form of payment and any prior distributions.
10.    The first two sentences of Section 4.3 (“Early Retirement Benefit”) are replaced by the following:
If a Participant’s Termination occurs prior to December 31, 2016, the Participant’s Early Retirement Benefit shall equal his or her vested Frozen DB Benefit, reduced as specified below for each year that the Early Retirement Date precedes the Participant’s Regular Retirement Date, and then Actuarially adjusted for the form of payment and any prior distributions. If a Participant’s Termination occurs on or after December 31, 2016, the Participant’s Early Retirement Benefit shall equal (a) his or her vested Frozen DB Benefit, if any, reduced as specified below for each year that the Early Retirement Date precedes the Regular Retirement Date, and then Actuarially adjusted for the form of payment and any prior distributions, plus (b) his or her vested Cash Balance Benefit as described in Appendix K.
The reduced Frozen DB Benefit shall be determined using the general reduction factor from the following table, except that the amount determined under Section 4.1(b)(ii) shall be reduced using the special reduction factor indicated:

11.    Section 4.4 (“Deferred Retirement Benefit”) is amended to read as follows:
(a)    If a Participant’s Termination occurs prior to December 31, 2016, the Participant’s Deferred Retirement Benefit shall equal his or her vested Accrued Benefit as of his or her Deferred Retirement Date (or the Participant’s Freeze Date, if earlier), Actuarially adjusted for the form of payment and any prior distributions, and, to the extent required under section 401(a)(9) of the Code, to reflect commencement after age 70-1/2. Additional benefit accruals after a Participant’s Regular Retirement Date shall be offset by any adjustment attributable to the delay in distribution of benefits after age 70-1/2, as permitted under section 411(b)(1)(H)(iii)(II) of the Code. There shall be no Actuarial adjustment to reflect the deferred commencement of benefits prior to age 70-1/2. If a Participant begins receiving benefits prior to his or her date of Termination, additional benefit accruals for a calendar year shall be reduced (but not below zero) by the Actuarial Equivalent of the benefit payments made to the Participant during that calendar year, as permitted by section 411(b)(1)(H)(iii)(I) of the Code and regulations thereunder. Credited Service and Earnings beyond the Regular Retirement Date shall be taken into consideration, subject to the 33-year limit in Section 4.1. In no event shall the benefit provided under this paragraph be less than the retirement benefit to which the Participant would have been entitled if he or she had actually retired on the Regular Retirement Date.
(b)    If a Participant’s Termination occurs on or after December 31, 2016, the portion of the Participant’s Deferred Retirement Benefit attributable to his or her Frozen DB Benefit, if any, shall be determined as set forth in paragraph (a) above. The portion of the Participant’s Deferred Retirement Benefit attributable to his or her Cash Balance Benefit shall be determined as set forth in Appendix K.
12.    A new Section 4.3(a) (“Pre-Early Retirement Benefit”) is added immediately following Section 4.3 to read as follows:
4.3(a)    Pre-Early Retirement Benefit
A Participant’s Pre-Early Retirement Benefit shall be a reduced benefit that is Actuarially Equivalent to his or her Frozen DB Benefit as of the date of Termination (or the Participant’s Freeze Date, if earlier), which is then Actuarially adjusted for the form of payment and any prior distributions.
13.    Section 5.1 (“Forms of Payment”) is amended by adding the following new paragraphs (e) and (f):
(e)    Lump Sum
With respect to a Participant’s Frozen DB Benefit, if any, a lump sum payment that is Actuarially Equivalent to the Participant’s vested Frozen DB Benefit using the Applicable Mortality Table and the interest rate or rates specified in section 417(e)(3) of the Code for the second calendar month preceding the beginning of the Plan Year which contains the Annuity Starting Date, and which shall not be subsidized to reflect commencement prior to his or her Regular Retirement Date.
With respect to a Participant’s Cash Balance Benefit, if any, a lump sum payment equal to the value of the Participant’s Cash Balance Benefit.
(f)    Pre-Early Retirement Forms of Benefit
A Participant’s Pre-Early Retirement Benefit may be distributed in the following forms of benefit:
(i)    Normal Form of Distribution. The normal form of distribution for an unmarried Participant shall be a Whole Life Annuity as described in Section 5.1(a). The normal form of distribution for a married Participant shall be a reduced Joint and Survivor Annuity payable monthly to the Participant with a benefit equal to 50% of the reduced amount payable to the Participant to be paid to his or her surviving Spouse for life following the Participant’s death.
(ii)    Optional Forms of Distribution. Notwithstanding subsection (i) above, before the date upon which a Participant’s Pre-Early Retirement Benefit payments commence, the Participant may elect to have his or her Pre-Early Retirement Benefit distributed in one of the following forms which is the Actuarial Equivalent of the monthly retirement benefit described in Section 4.3(a): (A) a lump sum, or (B) if the Participant is married, a reduced Joint and Survivor Annuity payable monthly to the Participant with a benefit equal to 75% of the reduced amount payable to the Participant to be paid to his or her surviving Spouse for life following the Participant’s death.
14.    Section 5.6 (“Small Benefits and Repayment of Benefit”) is amended to read as follows:
(a)Notwithstanding any other provision of the Plan, if a Participant Terminates and if, as of the date of distribution, the sum of the Participant’s vested Cash Balance Benefit plus the Actuarial Equivalent present value of the Participant’s Frozen DB Benefit does not exceed $1,000, the Participant’s Accrued DB/Cash Balance Benefit shall be paid in a lump-sum distribution to the Participant as soon as practicable after Termination.
(b)    If a Participant elects to receive his or her vested Cash Balance Benefit in a single-sum payment after his or her Termination but prior to distribution of his or her Frozen DB Benefit, and if, immediately following such distribution, the Actuarial Equivalent present value of the Participant’s vested Frozen DB Benefit does not exceed $1,000, the Participant’s Frozen DB Benefit shall be paid to the Participant in a single-sum payment as soon as practicable following distribution of the Participant’s vested Cash Balance Benefit.
(c)    For purposes of this Section 5.6, present value shall be based upon the Applicable Interest Rate and the Applicable Mortality Table. A Participant who

has no vested benefit at the time of his or her Termination shall be deemed to receive a distribution in the amount of $0 under this Section 5.6 as of the date of such Termination.
(d)    In the event a Participant receives a lump-sum distribution at any time after Termination and later resumes participation after returning to work, he or she may repay such benefit with 5% interest to the Plan within two years of resuming employment. The Accrued DB/Cash Balance Benefit of a Participant who makes such repayment shall be determined as if no prior distribution occurred. If a Participant who receives a deemed $0 distribution later returns to work, he or she shall be deemed to have repaid such distribution to the Plan.
15.    Section 6.1(d) (“Spousal Consent to Annuity Commencement”) is amended by adding the following sentence at the end thereof:
Furthermore, notwithstanding the provisions of paragraphs (a) through (c) above, if a Participant is married on the date of death and dies prior to his or her Annuity Starting Date, the pre-retirement death benefit payable to the Participant’s Spouse as described in Section 6.1(b) and Section 6.1(c) above may be distributed in an immediate lump sum if the Spouse so elects. For purposes of this paragraph, the present value of the lump sum distribution shall be based upon the Applicable Interest Rate and the Applicable Mortality Table.
16.    Section 11 (“Amendment and Termination”) is amended by adding a new Section 11.5 at the end thereof:
11.5    Special Rules Applicable to Cash Balance Benefits.
Upon termination of the Plan, the following provisions shall apply with respect to the Cash Balance Accounts as required under Treas. Reg. §1.411(b)(5)-1(e)(2):
(a)If the Interest Rate (or an equivalent amount) under the Plan is a variable rate, the rate of interest used to determine accrued benefits under the Plan shall be equal to the average of the rates of interest used under the Plan during the five-year period ending on the Plan termination date; and
(b)The Interest Rate and Mortality Table used to determine the amount of any benefit under the Plan payable in the form of an annuity payable at a Participant’s Regular Retirement Date shall be the rate and table specified under the Plan for such purpose as of the Plan termination date, except that if such interest rate is a variable rate, the interest rate shall be determined under paragraph (a) above.
(c)If paragraph (b) above does not apply (including any case in which a separate mortality table was used in conjunction with a separate interest rate to convert accrued benefits under the Plan (or a portion thereof)

to an annuity for only a portion of the five-year period ending on the Plan termination date), then the Plan is treated as having used a tabular annuity conversion factor to convert accrued benefits under the Plan (or a portion thereof) to an annuity for the entire five-year period ending on the termination date; and
(d)    If the same fixed tabular annuity conversion factor has been used during the entire five-year period ending on the Plan termination date, then that same tabular annuity conversion factor will continue to apply after the Plan termination date. However, if the tabular annuity conversion factor used to convert accrued benefits under the Plan (or a portion thereof) to an annuity is not described in the preceding sentence (including any case in which the tabular annuity conversion factor was a fixed conversion factor that changed during the five-year period ending on the Plan termination date), then the tabular annuity conversion factor used to convert accrued benefits under the Plan (or a portion thereof) to an annuity for annuity starting dates after the Plan termination date is equal to the average of the tabular annuity conversion factors used under the Plan for that purpose during the five-year period ending on the Plan termination date.
17.    The Plan is amended by adding a new Appendix K (“Cash Balance Formula”) to read as follows:
APPENDIX K
CASH BALANCE FORMULA
1.1Background. The purpose of this Appendix K is to add a cash balance formula to the Plan effective December 31, 2016.
1.2Definitions. The following terms when used in this Appendix shall have the following meanings, unless a different meaning is plainly required by the context. Capitalized terms in this Appendix which are not defined in this Appendix shall have the meanings set forth in Section I of the Plan.
(a)Cash Balance Account or Account means the hypothetical account established for a Participant under this Appendix.
(b)Cash Balance Benefit means the Cash Balance Benefit described in Section 1.4 below.
(c)Cash Balance Beneficiary means the person or persons who are to receive a Participant’s Cash Balance Benefit following the death of the Participant, as designated pursuant to Section 1.8 below.
(d)Compensation means the sum of: (i) the Participant’s compensation in the amount reported by the Employer in Box 1 (Wages, Tips and Other Compensation) on Form W-2, or any successor method of reporting under section 6041(d) of the Code, determined without regard to any rules under section

3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed, (ii) the Participant’s salary reductions, if any, pursuant to section 125, 132(f), 402(e)(3), 402(h)(1)(B), 403(b), 408(p)(2)(A)(i) or 457 of the Code, and (iii) differential wage payments (as defined in section 3401(h)(2) of the Code), if any, paid by the Employer to the Participant for a pay period.
Compensation shall not include the amount of any compensation received by a Participant in excess of the limit in section 401(a)(17)(A) of the Code for a Plan Year, as adjusted for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code (this compensation limit is $270,000 for 2017). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (the “determination period”) beginning in such calendar year. To the extent required under section 401(a)(17) of the Code and regulations promulgated thereunder, if a determination period consists of fewer than 12 months, the limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.
(e)Contribution Credit means an amount credited to a Participant’s Cash Balance Account as described in Section 1.4 below.
(f)Eligible Employee has the meaning set forth in Section 1.13 of the Plan, but excludes:
(i)     individuals employed by Reliable Biopharmaceutical, LLC or BioArra, LLC;
(ii)     prior to January 1, 2017, individuals employed by PAW Bioscience Products LLC, Therapak, LLC, or Purification Technologies, LLC (individuals employed by PAW Bioscience Products LLC, Therapak, LLC, or Purification Technologies, LLC shall become Eligible Employees for purposes of this Appendix effective January 1, 2017); and
(iii)     employees covered by a collective bargaining agreement resulting from negotiations in which retirement benefits were the subject of good faith bargaining, unless there is an agreement that this Appendix shall cover employees within the bargaining unit.
(g)Interest Rate means, for a given Plan Year, the average yield on 2-year Treasury Constant Maturities for the second month preceding the first day of such Plan Year. Notwithstanding the foregoing, at the time that payments are to commence to a Participant, the Interest Rate used to project the Cash Balance Account to his or her Regular Retirement Date will be based on the Interest Rate in effect as of January 1 of the Plan Year that includes such payment commencement date.

(h)Interest Credits means amounts credited as earnings to Cash Balance Accounts as described in Section 1.4 below.
1.3Cash Balance Participants
(a)Certain Employees as of December 31, 2016. Each individual who is an Eligible Employee on December 31, 2016, shall become eligible to participate in this Appendix effective as of December 31, 2016; provided, however, that employees employed by PAW Bioscience Products LLC, Therapak, LLC, or Purification Technologies, LLC on December 31, 2016, shall become eligible to participate in this Appendix as described in subsection (b) below.
(b)Eligible Employees Hired on or after January 1, 2017, and Certain Acquisition Employees. An Eligible Employee whose Employment Commencement Date occurs on or after January 1, 2017, or who is employed by PAW Bioscience Products LLC, Therapak, LLC, or Purification Technologies, LLC on or after January 1, 2017, shall become eligible to participate in this Appendix following his or her completion of a one-year Period of Service.
(c)Reemployment Prior to Commencement of Benefits
(i)    An Eligible Employee who is reemployed on or after January 1, 2017, and who had previously completed a one-year Period of Service, shall become eligible to participate in this Appendix effective as of his or her reemployment date. If such an Eligible Employee is not in payment status and did not receive a lump sum distribution of his or her Cash Balance Benefit, his or her Cash Balance Account at rehire shall equal the Account balance at the Employee’s prior termination, with Interest Credits to the Eligible Employee’s rehire date.
(ii)    An Eligible Employee who is reemployed on or after January 1, 2017, and who had not completed a one-year Period of Service as of his or her reemployment date, shall become eligible to participate in this Appendix on (A) the Eligible Employee’s reemployment date, if the reemployment date is more than one year following the Eligible Employee’s original hire date, or (B) the one-year anniversary of the Eligible Employee’s original hire date, if the Eligible Employee’s reemployment date occurs prior to the one-year anniversary of his or her original hire date.
(d)Reemployment After Commencement of Benefits. If a retired Participant who is receiving pension payments (or who has already received the lump sum Actuarial Equivalent of his or her benefit due under Section 4 of the Plan) is reemployed by the Employer as an Eligible Employee, his or her pension payments shall not be discontinued, and such individual shall be eligible to participate in the Plan under this Appendix immediately upon his or her reemployment.
(e)Entry Date and Vesting
(i)An Eligible Employee described in Section 1.3(a) above shall become a Participant under this Appendix effective as of December 31, 2016, and shall have a 100% nonforfeitable right to his or her Cash Balance Benefit as of such date.
(ii)An Eligible Employee described in Section 1.3(b) or 1.3(c)(ii) above shall become a Participant under this Appendix on the first day of the pay period coincident with or next following the date he or she completes a one-year Period of Service, provided he or she is still an Eligible Employee as of such date. Such Employee shall have a 100% nonforfeitable right to his or her Cash Balance Benefit upon the Employee’s completion of the one-year Period of Service.
(iii)An Eligible Employee described in Section 1.3(c)(i) above shall become a Participant under this Appendix on the first day of the pay period coincident with or next following his or her reemployment date, and shall have a 100% nonforfeitable right to his or her Cash Balance Benefit as of the Employee’s reemployment date.
(f)Change in Eligibility Status/Transfers To and From Eligible Positions
(i)A Participant who ceases to be an Eligible Employee shall cease to be eligible to receive Contribution Credits effective as of the pay period in which he or she ceases to be an Eligible Employee. For the quarter in which such cessation occurs, a Contribution Credit will be made to his or her Account based on his or her Compensation while an Eligible Employee for that quarter.
(ii)If an ineligible Employee becomes an Eligible Employee, the Employee shall be eligible to participate in this Appendix following his or her completion of a one-year Period of Service. For purposes of calculating the one-year Period of Service, service completed prior to becoming an Eligible Employee shall be included as described in Section 1.31 of the Plan.
(g)Employees of Acquired Entities. Except as otherwise provided in this Appendix, an individual who becomes an Eligible Employee in connection with the Employer’s (or any of the Employer’s affiliates) acquisition of the entity that employs such individual shall receive credit for his or her Period of Service with such acquired entity only from the date of the acquisition (the individual shall not receive credit for his or her service with the acquired entity prior to the date of the acquisition). For purposes of this paragraph, an “acquisition”

includes an acquisition of stock, an acquisition of membership interests, an acquisition of substantially all of the assets of the entity, or a merger.
1.4Cash Balance Benefit
(a)Establishment of Cash Balance Account. A Cash Balance Account shall be established and maintained for each Participant eligible to participate in this Appendix. The accounts established and maintained hereunder are for recordkeeping purposes only and neither the maintenance of, nor the crediting of amounts to, such Cash Balance Accounts shall be treated as an allocation of assets of the Plan to, or a segregation of such assets in, any such account. A Cash Balance Account shall not create any right for any person to receive specific assets of the Plan.
(b)Opening Balance. The opening balance of each Cash Balance Account shall be zero.
(c)Contribution Credits. Following the end of each calendar quarter, an amount shall be credited to the Cash Balance Account of each Participant in this Appendix who is employed as an Eligible Employee at any time during such calendar quarter, in an amount equal to 2% of his or her Compensation received as an Eligible Employee during such quarter.
(d)Interest Credits
(i)    For each six-month period ending on June 30 and December 31, an Interest Credit shall be credited to each Participants’ Cash Balance Account. The amount credited shall equal (x) the balance of the Participant’s Cash Balance Account balance as of the applicable June 30 or December 31 (after adding Contribution Credits for the calendar quarter ending on that June 30 or December 31), multiplied by (y) the quotient of the Interest Rate divided by two. In no event shall Interest Credits be provided on amounts distributed prior to the end of a six-month interest crediting period, except in the case of a Participant who Terminates prior to the end of a six-month interest crediting period and who elects an immediate lump sum distribution of his or her Cash Balance Account. In the case of such a Participant, an Interest Credit pro-rated for such interim period shall be credited to his or her Account for the interim period and the Account distributed as soon as practicable following Termination.
(ii)    A Participant’s Cash Balance Account shall continue to be credited with Interest Credits as described above until the Participant’s Annuity Starting Date or the date the Participant is deemed to have received a distribution of his or her entire interest in the Plan accrued as of that date. Notwithstanding the foregoing, if a Participant’s Annuity Starting Date occurs, the Interest Credit shall be prorated on a monthly basis for that portion of the six-month period prior to such Annuity Starting Date, and shall be credited to his or her Cash Balance Account as of such Annuity Starting Date.
(iii)    When a Participant accrues a Contribution Credit, he or she also accrues the right to future Interest Credits under this section with respect to such Contribution Credit, regardless of whether the Participant continues to be employed by the Employer or any affiliate of the Employer.
(iv)    As required by the preservation of capital provisions of section 411(b)(5)(B)(i)(II) of the Code, an Interest Credit of less than zero shall in no event result in a Participant’s Cash Balance Account being less than the aggregate amount of the Contribution Credits made to his or her Cash Balance Account.
1.5One-Time Contribution Credit for the 2016 Plan Year. The Accounts of Participants described in Section 1.3(a) above shall be credited with a Contribution Credit equal to 1.5% of his or her Compensation for the Plan Year ending on December 31, 2016.
1.6Forms of Payment of Cash Balance Accounts. A Participant’s Cash Balance Benefit is distributable as described in this Section 1.6. The Applicable Interest Rate and the Applicable Mortality table shall be used for purposes of converting a Participant’s Cash Balance Account into a single life annuity. A Participant’s joint and survivor annuity shall be Actuarially Equivalent to the Participant’s benefit payable in the form of a single life annuity.
(a)    Normal Forms of Distribution
(i)    The normal form of distribution for an unmarried Participant is a single life annuity payable from the Annuity Starting Date to the first of the month preceding death.
(ii)    The normal form of distribution for a married Participant is a reduced monthly annuity for life, with the continuance of monthly payments equal to 50% of such reduced amount after the Participant’s death to his or her surviving Spouse, for the life of the surviving Spouse.
(b)    Optional Forms of Distribution. Notwithstanding subsection (a) above, before the date upon which benefit payments commence, a Participant may elect to have his or her Cash Balance Benefit distributed in one of the following forms:
(i)     A lump sum.
(ii)    If the Participant is married, a reduced monthly annuity for life, with the continuance of monthly payments equal to 75% of such reduced amount after his or her death to his or her surviving Spouse, for the life of the surviving Spouse.
1.7Death Benefit
(a)    If an unmarried Participant dies prior to his or her Annuity Starting Date, his or her Cash Balance Benefit shall be immediately payable in a lump sum to the Participant’s Cash Balance Beneficiary or, if none, to the Participant’s estate.
(b)    If a married Participant dies prior to his or her Annuity Starting Date, the Participant’s Cash Balance Benefit shall be immediately payable (i) to his or her surviving Spouse in a lump sum, (ii) to his or her Surviving Spouse in a single life annuity, or (iii) to his or her non-Spouse Designated Cash Balance Beneficiary in a lump sum, provided the Participant’s surviving Spouse has consented to such designation in a writing notarized or witnessed by a Plan representative.
1.8Cash Balance Beneficiary
(a)    Each Participant may complete a Cash Balance Beneficiary designation form indicating the Beneficiary who is to receive the Participant’s remaining Cash Balance Benefit at the time of the Participant’s death. The designation may be changed at any time. However, a Participant’s Spouse shall be the sole Cash Balance Beneficiary unless the Participant’s Spouse has consented in writing to the designation of a non-Spouse Cash Balance Beneficiary and such consent is notarized or witnessed by a Plan representative.
(b)    If no proper designation is in effect at the time of a Participant’s death or if the Cash Balance Beneficiary does not survive the Participant, the Cash Balance Beneficiary shall be, in the order listed below:
(i)    The Participant’s surviving Spouse, if any;
(ii)    The Participant’s children, if any, in equal shares; or
(iii)    The Participant’s estate.
1.9Actuarial Increase after Regular Retirement Date. If, as of any Annuity Starting Date subsequent to a Participant’s Regular Retirement Date, benefits have not been suspended in accordance with Section 4.6 and the requirements set forth in 29 C.F.R. §2530.203-3, the Participant’s Cash Balance Account shall be increased as of such Annuity Starting Date to the extent necessary to satisfy the requirements of section 411(a)(2) of the Code, in accordance with Treas. Reg. §1.411(b)(5)-1(e)(4).

IN WITNESS WHEREOF, the Benefit and Retirement Plan Committee has caused this Amendment to be adopted on behalf of VWR International, LLC this 28th day of December, 2016.

Attest:	VWR INTERNATIONAL, LLC

/s/ Laureen Thompson	By:	/s/ James Kalinovich